RESULTS OF SPECIAL SHAREHOLDER MEETING (Unaudited)

      On July 10, 1996, a special meeting of the shareholders of Pegasus Variable Annuity Funds was held to approve the following proposals.

      The shareholders approved these proposals with respect to Pegasus Variable Annuity Funds as follows:

1. To approve a new investment advisory agreement ("New Advisory Agreement") between the Trust and FCNIMCO:

           Fund                Affirmative        Against          Abstain
 --------------------------   --------------   --------------   --------------
VA Balanced                   1,065,421.480       9,981.703       64,060.657
VA Growth/Value                 363,264.691       9,935.437        9,079.132
VA Opportunity                  430,828.155       2,537.301       41,784.705
VA Capital Growth               547,409.703       2,427.631       58,591.717
VA Money Market               1,246,991.502            .000        7,211.668

2. To approve a change to the fundamental investment limitations of each Fund of the Trust with regard to the following:
   a) investment in commodities

           Fund                Affirmative        Against          Abstain
 --------------------------   --------------   --------------   --------------
VA Balanced                   1,033,755.781      26,093.721       79,614.338
VA Growth/Value                 365,814.493       4,338.869       12,125.898
VA Opportunity                  407,840.390      16,497.213       50,812.558
VA Capital Growth               528,664.004      11,432.381       68,332.666
VA Money Market               1,246,991.502            .000        7,211.668

  b) expanded power to borrow

           Fund                Affirmative        Against          Abstain
 --------------------------   --------------   --------------   --------------
VA Balanced                   1,003,138.388      57,827.789       78,497.663
VA Growth/Value                 364,900.845       4,476.490       12,901.925
VA Opportunity                  391,965.624      33,141.723       50,042.814
VA Capital Growth               511,311.607      28,620.502       68,496.942
VA Money Market               1,246,991.502            .000        7,211.668

  c) issuing senior securities

           Fund                Affirmative        Against          Abstain
 --------------------------   --------------   --------------   --------------
VA Balanced                   1,042,108.050      27,404.105       69,951.685
VA Growth/Value                 365,814.493       4,338.869       12,125.898
VA Opportunity                  416,364.584      12,045.056       46,740.521
VA Capital Growth               530,452.785      11,657.500       66,318.766
VA Money Market               1,230,799.740      16,191.762        7,211.668

3. To approve a change to the fundamental investment policies and limitations of certain Funds of the Trust, as follows:

   c) to approve a change to the fundamental investment limitation concerning concentration of investments in a particular industry with respect to the Funds

           Fund                Affirmative        Against          Abstain
 --------------------------   --------------   --------------   --------------
VA Balanced                     999,822.548      50,398.485       89,242.807
VA Growth/Value                 367,274.800       5,925.328        9,079.132
VA Opportunity                  394,959.069      20,740.304       59,450.788
VA Capital Growth               516,629.276      22,158.986       69,640.789
VA Money Market               1,230,799.740      16,191.762        7,211.668

4. To approve a change of the following fundamental policies and limitations to non-fundamental policies and limitations:

   b) limitation on investment in other investment companies

           Fund                Affirmative        Against          Abstain
 --------------------------   --------------   --------------   --------------
VA Balanced                   1,042,996.833      14,653.504       81,813.503
VA Growth/Value                 364,174.515       3,417.576       14,687.169
VA Opportunity                  412,130.996       8,315.127       54,704.038
VA Capital Growth               530,008.632       9,838.297       68,582.122
VA Money Market               1,230,799.740      16,191.762        7,211.668

  c) limitation on illiquid securities

           Fund                Affirmative        Against          Abstain
 --------------------------   --------------   --------------   --------------
VA Balanced                   1,036,980.463      21,285.184       81,198.193
VA Growth/Value                 350,852.083      16,740.008       14,687.169
VA Opportunity                  412,287.796       7,735.444       55,126.921
VA Capital Growth               530,032.969       9,905.224       68,490.858
VA Money Market               1,230,799.740      16,191.762        7,211.668

  d) limitation on purchasing securities on margin

           Fund                Affirmative        Against          Abstain
 --------------------------   --------------   --------------   --------------
VA Balanced                   1,015,820.620      35,688.007       87,955.213
VA Growth/Value                 354,575.483       9,189.993       18,513.784
VA Opportunity                  402,585.229      16,616.001       55,948.931
VA Capital Growth               522,774.410      17,163.783       68,490.858
VA Money Market               1,230,799.740      16,191.762        7,211.668

  e) limitation on purchasing securities of companies for the purpose of exercising control

           Fund                Affirmative        Against          Abstain
 --------------------------   --------------   --------------   --------------
VA Balanced                   1,020,173.371      38,092.276       81,198.193
VA Growth/Value                 354,579.305      13,012.786       14,687.169
VA Opportunity                  405,711.717      14,734.406       54,704.038
VA Capital Growth               524,916.080      15,338.496       68,174.475
VA Money Market               1,230,799.740      16,191.762        7,211.668

  f) limitation on writing or selling put options, call options, straddles, spreads, or any combinations thereof

           Fund                Affirmative        Against          Abstain
 --------------------------   --------------   --------------   --------------
VA Balanced                   1,012,425.017      33,295.133       93,743.690
VA Growth/Value                 357,465.514       8,673.916       16,139.830
VA Opportunity                  400,798.664      12,306.389       62,045.108
VA Capital Growth               518,570.165      13,470.619       76,388.267

5. To approve certain changes to fundamental investment objectives of VA Growth/Value, VA Opportunity Funds, and VA Capital Growth Funds

           Fund                Affirmative        Against          Abstain
 --------------------------   --------------   --------------   --------------
VA Growth/Value                365,959.759        3,417.576       12,901.925
VA Opportunity                 403,103.143       17,076.896       54,970.122
VA Capital Growth              519,677.506       18,709.193       70,042.352

6. To ratify the appointment of two Trustees to the Board of Trustees of the Trust.

  Elected Trustees                           Current Trustees
  Ms. Marilyn McCoy        Mr. Will M. Caldwell *  Mr. Julius L. Pallone
  Mr. John P. Gould        Mr. Donald L. Tuttle * Dr. Nicholas J. DeGrazia
                           Mr. Donald B. Sutherland


           Fund                Affirmative        Against          Abstain
 --------------------------   --------------   --------------   --------------
VA Balanced                   1,054,904.229       5,195.955       79,363.656
VA Growth/Value                 373,200.128            .000        9,079.132
VA Opportunity                  420,203.797       5,136.373       49,809.991
VA Capital Growth               537,796.524       4,222.497       66,410.030
VA Money Market               1,230,799.740      16,191.762        7,211.668

8. To transact such other business as may properly come before the Meeting or any adjournment thereof.

           Fund                Affirmative        Against          Abstain
 --------------------------   --------------   --------------   --------------
VA Balanced                   1,050,437.531      4,523.671        84,502.638
VA Growth/Value                 370,325.389      1,425.901        10,527.970
VA Opportunity                  422,750.603      2,394.756        50,004.802
VA Capital                      540,169.397      2,166.007        66,093.647
VA Money Market               1,246,991.502           .000         7,211.668

                                      46